

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Power
Control Technologies Inc. Consolidated Balance Sheets and Statements of
Operations and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                               6
<SECURITIES>                                         0
<RECEIVABLES>                                       11
<ALLOWANCES>                                         0
<INVENTORY>                                         46
<CURRENT-ASSETS>                                    66
<PP&E>                                              26<F1>
<DEPRECIATION>                                       0<F1>
<TOTAL-ASSETS>                                     318
<CURRENT-LIABILITIES>                               24
<BONDS>                                              0
<PREFERRED-MANDATORY>                               20
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                         166
<TOTAL-LIABILITY-AND-EQUITY>                       318
<SALES>                                             10
<TOTAL-REVENUES>                                    18
<CGS>                                                7
<TOTAL-COSTS>                                        7
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   1
<INCOME-PRETAX>                                     11
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                 10
<DISCONTINUED>                                     158
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       169
<EPS-PRIMARY>                                     8.07
<EPS-DILUTED>                                     7.27

<F1>
Amounts inapplicable or not disclosed as a separate line on the Consolidated Balance Sheets or Consolidated Statements of Operations are reported as 0 herein.

Property, plant and equipment is reported net of accumulated depreciation in the Consolidated Balance Sheets.

